EXHIBIT 99.1

Midland States Bancorp, Inc. Announces 2016 Fourth Quarter Results

Highlights

  Net income of $11.6 million, or $0.72 diluted earnings per share

  Average loans increased $118 million, or 20.7% annualized

  Return on average assets of 1.44%; Return on average equity of 14.05%

  Acquisition of Sterling Trust added $400 million in assets under administration

  Operational Excellence initiative adopted to drive increased efficiencies

  Definitive agreement signed to acquire Centrue Financial Corporation

EFFINGHAM, Ill., Jan. 26, 2017 (GLOBE NEWSWIRE) -- Midland States Bancorp, Inc. (NASDAQ:MSBI) (the “Company”) today reported net income of $11.6 million, or $0.72 diluted earnings per share, for the fourth quarter of 2016, compared with net income of $8.1 million, or $0.51 diluted earnings per share, for the third quarter of 2016, and net income of $7.7 million, or $0.63 diluted earnings per share, for the fourth quarter of 2015.

“We continued to see strong loan demand during the fourth quarter, resulting in a 21% annualized increase in average loans,” said Leon J. Holschbach, President and Chief Executive Officer of the Company.  “With the exception of commercial loans, which were impacted by fluctuations in warehouse lines of credit, we generated significant growth across all of our major lending areas, with the largest increases coming in our residential mortgage, consumer and construction portfolios.

“During the fourth quarter, we also executed a number of strategic actions designed to strengthen the Company over the longer-term.  These actions included expanding our Wealth Management business with the acquisition of Sterling Trust, repositioning our investment securities portfolio to enhance our credit quality and capital ratios, and launching our Operational Excellence initiative to increase efficiencies across the organization.

“Looking ahead to 2017, we are seeing healthy economic conditions across our markets and we are expecting continued growth across all of our major business lines.  The pending acquisition of Centrue Financial Corporation will add another catalyst for increasing our earnings power.  Combined with the improved efficiencies that we expect to generate from the implementation of our Operational Excellence strategic initiative, we anticipate delivering another year of strong earnings growth and further value creation for our shareholders,” said Mr. Holschbach.

Adjusted Earnings

Financial results for the fourth quarter of 2016 included a $14.3 million gain on sale of a portfolio of private label collateralized mortgage obligations (“CMOs”), $2.1 million in charges related to the Company’s branch network optimization actions, and $1.6 million in other integration and acquisition-related expenses.  Excluding these items, adjusted earnings were $6.3 million, or $0.39 diluted earnings per share, for the fourth quarter of 2016, compared with adjusted earnings of $8.3 million, or $0.52 diluted earnings per share, for the third quarter of 2016.  The decline in adjusted earnings is primarily attributable to lower interest income from investment securities of $1.7 million following the sale of the portfolio of CMOs, as well as a higher provision for loan losses.  A reconciliation of adjusted earnings to net income according to generally accepted accounting principles (“GAAP”) is provided in the financial tables at the end of this press release.

The cost savings resulting from the Operational Excellence initiative are expected to fully offset the reduction in interest income from investment securities in 2017 resulting from the sale of the CMO portfolio.  Following the completion of the branch network optimization efforts in the first quarter of 2017, the Company expects non-interest expense to range between $29 million and $30 million per quarter, excluding integration and acquisition-related expenses and prior to the completion of the acquisition of Centrue Financial Corporation.

Net Interest Income

Net interest income for the fourth quarter of 2016 was $26.0 million, a decrease of 4.8% from $27.3 million for the third quarter of 2016.  The decrease in net interest income was primarily attributable to lower interest income on investment securities following the sale of the portfolio of private label CMOs.  The decrease in interest income on investment securities was partially offset by a $1.0 million increase in interest income on loans (excluding accretion income) due to 20.7% annualized growth in the average balance of loans.

The Company’s net interest income benefits from accretion income associated with purchased loan portfolios.  Accretion income totaled $2.2 million for the fourth quarter of 2016, compared with $2.6 million for the third quarter of 2016.

Relative to the fourth quarter of 2015, net interest income decreased $0.5 million.  Excluding the impact of a $2.2 million decrease in accretion income, net interest income increased $1.8 million.  This increase resulted from a $3.4 million increase in interest income on loans (excluding the effect of accretion income) due to 17.8% growth in the average balance of loans, partially offset by a $1.7 million decline in interest income on investment securities following the sale of the portfolio of CMOs.

Net Interest Margin

Net interest margin for the fourth quarter of 2016 was 3.70%, compared to 4.00% for the third quarter of 2016.  The Company’s net interest margin benefits from accretion income on purchased loan portfolios.  Excluding accretion income, net interest margin was 3.44% for the fourth quarter of 2016, compared with 3.66% for the third quarter of 2016.  The decrease in net interest margin excluding accretion income was primarily attributable to the sale of the CMO portfolio.

Relative to the fourth quarter of 2015, the net interest margin declined from 4.19%, primarily due to a decline in accretion income.  Excluding accretion income, the net interest margin declined from 3.56%, which was primarily attributable to lower average yields on investment securities following the sale of the portfolio of CMOs.

Noninterest Income

Noninterest income for the fourth quarter of 2016 was $30.5 million, an increase of 104% from $14.9 million for the third quarter of 2016.  The increase was primarily attributable to a $14.3 million gain on the sale of the CMO portfolio.  Excluding the gain on sale of the CMOs, non-interest income for the fourth quarter of 2016 was $16.2 million, an increase of 8.4% over the third quarter of 2016.  The increase was due to higher commercial FHA, residential mortgage banking, and wealth management revenue, partially offset by lower other income.

Commercial FHA revenue for the fourth quarter of 2016 was $3.7 million, an increase of 13.6% from $3.3 million in the third quarter of 2016.  The Company originated $159.0 million in rate lock commitments during the fourth quarter of 2016, compared to $73.4 million in the prior quarter.  The Company also recorded mortgage servicing rights impairment of $0.7 million in the fourth quarter of 2016, which negatively impacted the reported commercial FHA revenue.

Residential mortgage banking revenue for the fourth quarter of 2016 was $6.2 million, an increase of 25.1% from $5.0 million in the third quarter of 2016.  Residential mortgage banking revenue was positively impacted in the fourth quarter of 2016 by the recapture of previously recorded mortgage servicing rights impairment totaling $3.6 million.

Relative to the fourth quarter of 2015, noninterest income increased 138% from $12.8 million.  The increase was due to the gain on sale of the CMOs, as well as increases in all of the Company’s major fee generating businesses.

Noninterest Expense

Noninterest expense for the fourth quarter of 2016 was $34.1 million, which included $2.1 million in charges related to the Company’s branch network optimization actions and $1.6 million in other integration and acquisition-related expenses.  Excluding these expenses, noninterest expense for the fourth quarter of 2016 was $30.4 million, an increase of 6.2% from $28.7 million for the third quarter of 2016.  The increase was primarily driven by higher salaries and benefits expense resulting from higher bonus accruals and the addition of employees from the Sterling Trust acquisition, as well as an increase in professional fees.

Relative to the fourth quarter of 2015, noninterest expense excluding the charges related to the Company’s branch network optimization actions and other integration and acquisition-related expenses increased 9.9% from $27.7 million.  The increase was primarily due to higher salaries and benefits expense resulting from an increase in FTEs over the past 12 months, as well as higher professional fees.

Income Tax Expense

Income tax expense was $8.3 million for the fourth quarter of 2016, compared to $4.1 million for the third quarter of 2016.  The effective tax rate for the fourth quarter of 2016 was 41.8%, compared to 33.8% in the prior quarter.  The increase in the effective tax rate for the fourth quarter of 2016 was primarily attributable to the write-off of state tax refunds and tax credits obtained through the Heartland acquisition.

For the full year 2017, the Company expects its effective tax rate to return to a level approximate to the effective tax rate in the third quarter of 2016.

Loan Portfolio

Total loans outstanding were $2.32 billion at December 31, 2016, compared with $2.31 billion at September 30, 2016, and $2.00 billion at December 31, 2015.  The $7.2 million increase in the loan portfolio from September 30, 2016 was primarily driven by a $13.3 million increase in commercial real estate loans, a $36.8 million increase in residential real estate loans, a $21.9 million increase in consumer loans, a $9.1 million increase in equipment lease financing loans, and a $13.4 million increase in construction loans.  These increases were partially offset by an $87.2 million decrease in commercial loans.

Approximately $65 million of the decline in commercial loans was attributable to a decrease in advances on a warehouse line of credit to a customer that originates government-guaranteed commercial FHA loans.  The advances on this warehouse line of credit are short-term in nature.

Deposits

Total deposits were $2.40 billion at December 31, 2016, compared with $2.42 billion at September 30, 2016, and $2.37 billion at December 31, 2015.  Total deposits at December 31, 2016 were impacted by $73 million of deposit outflow related to fluctuations in the deposit balances of the warehouse line of credit customer referenced above, as part of their ordinary course of business.  This temporary deposit outflow was partially offset by increases in non-interest bearing, money market, and savings deposits from other customers.

Asset Quality

Non-performing loans totaled $31.6 million, or 1.36% of total loans, at December 31, 2016, compared with $29.9 million, or 1.29% of total loans, at September 30, 2016, and $24.9 million, or 1.26% of total loans, at December 31, 2015.  The increase in non-performing loans from September 30, 2016 is primarily due to one commercial loan relationship.

Net charge-offs for the fourth quarter of 2016 were $3.1 million, or 0.54% of average loans on an annualized basis.  Net charge-offs consisted of $1.6 million in commercial loans, $0.7 million in commercial real estate loans, $0.5 million in residential loans and $0.4 million in lease financing loans.  Approximately $1.5 million of the commercial loan charge-offs related to one commercial credit that was fully reserved for in prior quarters.

The Company recorded a provision for loan losses of $2.4 million for the fourth quarter of 2016, primarily reflecting the higher level of net charge-offs in the quarter.

The Company’s allowance for loan losses was 0.64% of total loans and 47.0% of non-performing loans at December 31, 2016, compared with 0.67% and 52.0%, respectively, at September 30, 2016.  Including the fair market value discounts recorded in connection with acquired loan portfolios, the allowance for loan losses to total loans ratio was 1.02% at December 31, 2016, compared with 1.06% at September 30, 2016.

Capital

At December 31, 2016, the Company exceeded all regulatory capital requirements under Basel III and was considered to be a ‘‘well-capitalized’’ financial institution, as summarized in the following table:

	December 31, 2016	Well Capitalized Regulatory Requirements
Total capital to risk-weighted assets	13.85%	10.00%
Tier 1 capital to risk-weighted assets	11.27%	8.00%
Tier 1 leverage ratio	9.76%	5.00%
Tier 1 common capital to risk-weighted assets	9.35%	6.50%
Tangible common equity to tangible assets	8.36%	NA

Conference Call, Webcast and Slide Presentation

The Company will host a conference call and webcast at 7:30 a.m. Central Time on Friday, January 27, 2017.  During the call, management will review the fourth quarter results, operational highlights and the Centrue transaction. The call can be accessed via telephone at (877) 516-3531 (passcode: 47777304).  A recorded replay can be accessed through February 3, 2017 by dialing (855) 859-2056; passcode: 47777304.

A slide presentation relating to the fourth quarter results and the Centrue transaction will be accessible prior to the scheduled conference call.  The slide presentation and webcast of the conference call can be accessed on the Webcasts and Presentations page of the Company’s investor relations website.

About Midland States Bancorp, Inc.

Midland States Bancorp, Inc. is a community-based financial holding company headquartered in Effingham, Illinois, and is the sole shareholder of Midland States Bank. Midland had assets of approximately $3.2 billion, and its Midland Wealth Management Group had assets under administration of approximately $1.7 billion as of December 31, 2016.  Midland provides a full range of commercial and consumer banking products and services, merchant credit card services, trust and investment management, and insurance and financial planning services. In addition, commercial equipment leasing services are provided through Heartland Business Credit, and multi-family and healthcare facility FHA financing is provided through Love Funding, Midland's non-bank subsidiaries. Midland has more than 80 locations across the United States. For additional information, visit www.midlandsb.com or follow Midland on LinkedIn at https://www.linkedin.com/company/midland-states-bank.

Non-GAAP Financial Measures

Some of the financial measures included in this press release are not measures of financial performance recognized in accordance with accounting principles generally accepted in the United States (“GAAP”).   These non-GAAP financial measures include “Adjusted Earnings,” “Adjusted Diluted Earnings Per Share,” “Adjusted Return on Average Assets,” “Adjusted Return on Average Shareholders’ Equity,”  “Adjusted Return on Average Tangible Common Equity,” “Yield on Loans Excluding Accretion Income, ” “Net Interest Margin Excluding Accretion Income,” “Tangible Common Equity to Tangible Assets,” “Tangible Book Value Per Share” and “Return on Average Tangible Common Equity.” The Company believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the Company’s funding profile and profitability. These non-GAAP financial measures are supplemental and are not a substitute for any analysis based on GAAP financial measures.

Forward-Looking Statements

Readers should note that in addition to the historical information contained herein, this press release includes "forward-looking statements," including but not limited to statements about the Company’s expected loan production, operating expenses and future earnings levels including with respect to the planned acquisition of Centrue Financial Corporation.  These statements are subject to many risks and uncertainties, including changes in interest rates and other general economic, business and political conditions, including changes in the financial markets; changes in business plans as circumstances warrant; and other risks detailed from time to time in filings made by the Company with the Securities and Exchange Commission. Readers should note that the forward-looking statements included in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking statements. Forward-looking statements generally can be identified by the use of forward-looking terminology such as "will," "propose," "may," "plan," "seek," "expect," "intend," "estimate," "anticipate," "believe" or "continue," or similar terminology. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2016	2016	2016	2016	2015
Earnings Summary
Net interest income	$25,959	$27,265	$27,989	$24,041	$26,452
Provision for loan losses	2,445	1,392	629	1,125	1,052
Noninterest income	30,486	14,937	14,016	12,618	12,799
Noninterest expense	34,093	28,663	30,903	27,639	27,692
Income before income taxes	19,907	12,147	10,473	7,895	10,507
Income taxes	8,327	4,102	3,683	2,777	2,811
Net income	11,580	8,045	6,790	5,118	7,696
Net income (loss) attributable to noncontrolling interest in subsidiaries	(3)	(6)	1	(1)	1
Net income attributable to Midland States Bancorp, Inc.	$11,583	$8,051	$6,789	$5,119	$7,695

Diluted earnings per common share	$0.72	$0.51	$0.50	$0.42	$0.63
Weighted average shares outstanding - diluted	16,032,016	15,858,273	13,635,074	12,229,293	12,181,664
Return on average assets	1.44%	1.03%	0.89%	0.70%	1.06%
Return on average shareholders' equity	14.05%	10.04%	10.18%	8.69%	13.19%
Return on average tangible common shareholders' equity	16.84%	12.01%	12.67%	11.22%	17.26%
Net interest margin	3.70%	4.00%	4.20%	3.80%	4.19%
Efficiency ratio	76.64%	64.56%	66.46%	67.73%	68.83%

Adjusted Earnings Performance Summary
Adjusted earnings	$6,300	$8,269	$7,107	$5,767	$7,525
Adjusted diluted earnings per common share	$0.39	$0.52	$0.52	$0.47	$0.61
Adjusted return on average assets	0.78%	1.06%	0.93%	0.79%	1.04%
Adjusted return on average shareholders' equity	7.64%	10.32%	10.66%	9.79%	12.90%
Adjusted return on average tangible common shareholders' equity	9.16%	12.34%	13.27%	12.64%	16.88%
Net interest margin excluding accretion income	3.44%	3.66%	3.52%	3.55%	3.56%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2016	2016	2016	2016	2015
Net interest income:
Total interest income	$29,981	$31,186	$32,115	$27,967	$30,300
Total interest expense	4,022	3,921	4,126	3,926	3,848
Net interest income	25,959	27,265	27,989	24,041	26,452
Provision for loan losses	2,445	1,392	629	1,125	1,052
Net interest income after provision for loan losses	23,514	25,873	27,360	22,916	25,400
Noninterest income:
Commercial FHA revenue	3,704	3,260	8,538	6,562	3,045
Residential mortgage banking revenue	6,241	4,990	1,037	1,121	3,328
Wealth management revenue	2,495	1,941	1,870	1,785	1,831
Service charges on deposit accounts	988	1,044	965	907	979
Interchange revenue	921	920	945	964	858
FDIC loss sharing expense	-	-	(1,608)	(53)	(212)
Gain on sales of investment securities, net	14,387	39	72	204	33
Other-than-temporary impairment on investment securities	-	-	-	(824)	-
Other income	1,750	2,743	2,197	1,952	2,937
Total noninterest income	30,486	14,937	14,016	12,618	12,799
Noninterest expense:
Salaries and employee benefits	17,326	16,568	17,012	15,387	13,725
Occupancy and equipment	3,266	3,271	3,233	3,310	3,424
Data processing	2,828	2,586	2,624	2,620	2,546
Professional	2,898	1,877	1,573	1,701	2,079
Amortization of intangible assets	534	514	519	580	598
Other	7,241	3,847	5,942	4,041	5,320
Total noninterest expense	34,093	28,663	30,903	27,639	27,692
Income before income taxes	19,907	12,147	10,473	7,895	10,507
Income taxes	8,327	4,102	3,683	2,777	2,811
Net income	11,580	8,045	6,790	5,118	7,696
Net (loss) income attributable to noncontrolling interest in subsidiaries	(3)	(6)	1	(1)	1
Net income attributable to Midland States Bancorp, Inc.	$11,583	$8,051	$6,789	$5,119	$7,695

Basic earnings per common share	$0.74	$0.51	$0.51	$0.43	$0.64
Diluted earnings per common share	$0.72	$0.51	$0.50	$0.42	$0.63

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2016	2016	2016	2016	2015
Assets
Cash and cash equivalents	$190,716	$228,030	$123,366	$162,416	$212,475
Investment securities available-for-sale at fair value	246,339	252,212	238,781	232,074	236,627
Investment securities held to maturity at amortized cost	78,672	82,941	84,756	88,085	87,521
Loans	2,319,976	2,312,778	2,161,041	2,016,034	1,995,589
Allowance for loan losses	(14,862)	(15,559)	(14,752)	(14,571)	(15,988)
Total loans, net	2,305,114	2,297,219	2,146,289	2,001,463	1,979,601
Loans held for sale at fair value	70,565	61,363	101,782	103,365	54,413
Premises and equipment, net	66,692	70,727	72,147	72,421	73,133
Other real estate owned	3,560	4,828	3,540	4,740	5,472
Mortgage servicing rights at lower of cost or market	68,008	64,689	62,808	65,486	66,651
Intangible assets	7,187	5,391	5,905	6,424	7,004
Goodwill	48,836	46,519	46,519	46,519	46,519
Cash surrender value of life insurance policies	74,226	74,276	73,665	53,173	52,729
Other assets	73,808	59,532	62,226	61,914	62,679
Total assets	$3,233,723	$3,247,727	$3,021,784	$2,898,080	$2,884,824

Liabilities and Shareholders' Equity
Noninterest bearing deposits	$562,333	$629,113	$528,966	$546,664	$543,401
Interest bearing deposits	1,842,033	1,790,919	1,825,586	1,843,046	1,824,247
Total deposits	2,404,366	2,420,032	2,354,552	2,389,710	2,367,648
Short-term borrowings	131,557	138,289	125,014	101,649	107,538
FHLB advances and other borrowings	237,518	237,543	97,588	40,133	40,178
Subordinated debt	54,508	54,484	54,459	61,903	61,859
Trust preferred debentures	37,405	37,316	37,229	37,142	37,057
Other liabilities	46,561	38,273	36,627	28,982	37,488
Total liabilities	2,911,915	2,925,937	2,705,469	2,659,519	2,651,768
Midland States Bancorp, Inc. shareholders’ equity	321,770	321,749	316,268	238,386	232,880
Noncontrolling interest in subsidiaries	38	41	47	175	176
Total shareholders’ equity	321,808	321,790	316,315	238,561	233,056
Total liabilities and shareholders’ equity	$3,233,723	$3,247,727	$3,021,784	$2,898,080	$2,884,824

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2016	2016	2016	2016	2015
Loan Portfolio
Commercial loans	$457,827	$545,069	$489,228	$484,618	$499,573
Commercial real estate loans	969,615	956,298	929,399	897,099	876,784
Construction and land development loans	177,325	163,900	181,667	159,507	150,266
Residential real estate loans	253,713	216,935	179,184	158,221	163,224
Consumer loans	270,017	248,131	205,060	158,938	161,512
Lease financing loans	191,479	182,445	176,503	157,651	144,230
Total loans	$2,319,976	$2,312,778	$2,161,041	$2,016,034	$1,995,589

Deposit Portfolio
Noninterest-bearing demand deposits	$562,333	$629,113	$528,966	$546,664	$543,401
NOW accounts	656,248	658,021	627,003	612,475	621,925
Money market accounts	399,851	366,193	374,537	415,130	377,654
Savings accounts	166,910	162,742	164,792	163,163	155,778
Time deposits	400,304	420,779	431,173	433,386	446,621
Brokered deposits	218,720	183,184	228,081	218,892	222,269
Total deposits	$2,404,366	$2,420,032	$2,354,552	$2,389,710	$2,367,648

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2016	2016	2016	2016	2015
Average Balance Sheets
Cash and cash equivalents	$140,439	$154,764	$232,362	$223,951	$184,072
Investment securities	334,438	348,265	338,224	327,267	345,114
Loans	2,385,780	2,268,178	2,171,814	2,063,568	2,039,046
Total interest-earning assets	2,860,657	2,771,207	2,742,400	2,614,786	2,568,232
Non-earning assets	337,694	329,504	324,880	317,648	312,154
Total assets	$3,198,351	$3,100,711	$3,067,280	$2,932,434	$2,880,386
Interest-bearing deposits	$1,838,760	$1,803,189	$1,844,493	$1,832,599	$1,813,974
Short-term borrowings	151,191	134,052	114,651	120,753	118,118
FHLB advances and other borrowings	183,614	165,774	185,195	99,499	48,583
Subordinated debt	54,495	54,470	61,677	61,878	61,835
Trust preferred debentures	37,357	37,266	37,182	37,094	37,013
Total interest-bearing liabilities	2,265,417	2,194,751	2,243,198	2,151,823	2,079,523
Noninterest-bearing deposits	562,958	550,816	522,632	511,019	529,196
Other noninterest-bearing liabilities	42,050	36,235	33,188	32,671	40,247
Shareholders' equity	327,926	318,909	268,262	236,921	231,420
Total liabilities and shareholders' equity	$3,198,351	$3,100,711	$3,067,280	$2,932,434	$2,880,386

Yields
Cash and cash equivalents	0.53%	0.50%	0.50%	0.50%	0.27%
Investment securities	3.13%	4.93%	5.12%	5.31%	5.02%
Loans	4.63%	4.79%	5.22%	4.68%	5.15%
Total interest-earning assets	4.26%	4.57%	4.81%	4.40%	4.79%
Interest-bearing deposits	0.48%	0.48%	0.50%	0.49%	0.48%
Short-term borrowings	0.22%	0.24%	0.24%	0.23%	0.20%
FHLB advances and other borrowings	0.78%	0.73%	0.56%	0.55%	0.87%
Subordinated debt	6.37%	6.38%	6.87%	6.87%	6.79%
Trust preferred debentures	4.99%	5.03%	4.95%	4.80%	4.60%
Total interest-bearing liabilities	0.71%	0.71%	0.74%	0.73%	0.73%
Net interest margin	3.70%	4.00%	4.20%	3.80%	4.19%

MIDLAND STATES BANCORP, INC.
CONSOLIDATED FINANCIAL SUMMARY (unaudited) (continued)

	As of and for the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2016	2016	2016	2016	2015
Asset Quality
Loans 30-89 days past due	$10,767	$10,318	$10,453	$6,616	$10,120
Nonperforming loans	31,603	29,926	18,430	18,787	24,891
Nonperforming assets	34,550	34,304	21,469	22,312	29,206
Net charge-offs	3,142	585	448	2,542	220
Loans 30-89 days past due to total loans	0.46%	0.45%	0.48%	0.33%	0.51%
Nonperforming loans to total loans	1.36%	1.29%	0.85%	0.93%	1.25%
Nonperforming assets to total assets	1.07%	1.06%	0.71%	0.77%	1.01%
Allowance for loan losses to total loans	0.64%	0.67%	0.68%	0.72%	0.80%
Allowance for loan losses to nonperforming loans	47.03%	51.99%	80.04%	77.56%	64.23%
Net charge-offs to average loans	0.54%	0.11%	0.09%	0.51%	0.04%

Wealth Management
Trust assets under administration	$1,658,235	$1,235,132	$1,198,044	$1,189,693	$1,181,128

Market Data
Book value per share at period end	$20.78	$20.89	$20.53	$20.19	$19.74
Tangible book value per share at period end	$17.16	$17.52	$17.13	$15.71	$15.20
Market price at period end	$36.18	$25.34	$21.69	$ N/A	$ N/A
Shares outstanding at period end	15,483,499	15,404,423	15,402,946	11,804,779	11,797,404

Capital
Total capital to risk-weighted assets	13.85%	13.53%	13.91%	11.67%	11.82%
Tier 1 capital to risk-weighted assets	11.27%	10.94%	11.23%	8.48%	8.62%
Tier 1 leverage ratio	9.76%	9.82%	9.77%	7.25%	7.49%
Tier 1 common capital to risk-weighted assets	9.35%	9.03%	9.24%	6.40%	6.50%
Tangible common equity to tangible assets	8.36%	8.44%	8.89%	6.52%	6.33%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

	For the Quarter Ended
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2016	2016	2016	2016	2015
Adjusted Earnings Reconciliation
Income before income taxes - GAAP	$19,907	$12,147	$10,473	$7,895	$10,507
Adjustments to other income:
Gain on sales of investment securities, net	14,387	39	72	204	33
Other than-temporary-impairment on investment securities	-	-	-	(824)	-
FDIC loss-sharing expense	-	-	-	-	(212)
Amortization of FDIC indemnification asset, net	-	-	-	-	(39)
Reversal of contingent consideration accrual	-	-	350	-	-
Total adjusted other income	14,387	39	422	(620)	(218)
Adjustments to other expense:
Expenses associated with payoff of subordinated debt	-	-	511	-	-
Net expense from loss share termination agreement	351	-	-	-	-
Branch network optimization plan charges	2,099	-	-	-	-
Integration and acquisition expenses	1,200	352	406	385	214
Total adjusted other expense	3,650	352	917	385	214
Adjusted earnings pre tax	9,170	12,460	10,968	8,900	10,939
Adjusted earnings tax	2,870	4,191	3,861	3,133	3,414
Adjusted earnings - non-GAAP	$6,300	$8,269	$7,107	$5,767	$7,525
Adjusted diluted EPS	$0.39	$0.52	$0.52	$0.47	$0.61
Adjusted return on average assets	0.78%	1.06%	0.93%	0.79%	1.04%
Adjusted return on average shareholders' equity	7.64%	10.32%	10.66%	9.79%	12.90%
Adjusted return on average tangible common equity	9.16%	12.34%	13.27%	12.64%	16.88%

Yield on Loans
Reported yield on loans	4.63%	4.79%	5.22%	4.68%	5.15%
Effect of accretion income on acquired loans	(0.30)%	(0.41)%	(0.85)%	(0.30)%	(0.78)%
Yield on loans excluding accretion income	4.33%	4.38%	4.37%	4.38%	4.37%

Net Interest Margin
Reported net interest margin	3.70%	4.00%	4.20%	3.80%	4.19%
Effect of accretion income on acquired loans	(0.26)%	(0.34)%	(0.68)%	(0.25)%	(0.63)%
Net interest margin excluding accretion income	3.44%	3.66%	3.52%	3.55%	3.56%

MIDLAND STATES BANCORP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES

Tangible Common Equity to Tangible Assets Ratio and Tangible Book Value Per Share

	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands, except per share data)	2016	2016	2016	2016	2015

Shareholders' Equity to Tangible Common Equity
Total shareholders' equity—GAAP	$321,808	$321,790	$316,315	$238,561	$233,056
Adjustments:
Noncontrolling interest in subsidiaries	(38)	(41)	(47)	(175)	(176)
Goodwill	(48,836)	(46,519)	(46,519)	(46,519)	(46,519)
Other intangibles	(7,187)	(5,391)	(5,905)	(6,424)	(7,004)
Tangible common equity	$265,747	$269,839	$263,844	$185,443	$179,357

Total Assets to Tangible Assets:
Total assets—GAAP	3,233,723	3,247,727	3,021,784	2,898,080	2,884,824
Adjustments:
Goodwill	(48,836)	(46,519)	(46,519)	(46,519)	(46,519)
Other intangibles	(7,187)	(5,391)	(5,905)	(6,424)	(7,004)
Tangible assets	$3,177,700	$3,195,817	$2,969,360	$2,845,137	$2,831,301

Common Shares Outstanding	15,483,499	15,404,423	15,402,946	11,804,779	11,797,404

Tangible Common Equity to Tangible Assets	8.36%	8.44%	8.89%	6.52%	6.33%
Tangible Book Value Per Share	$17.16	$17.52	$17.13	$15.71	$15.20

Return on Average Tangible Common Equity (ROATCE)
	As of
	December 31,	September 30,	June 30,	March 31,	December 31,
(in thousands)	2016	2016	2016	2016	2015

Net Income	$11,583	$8,051	$6,789	$5,119	$7,695

Average total shareholders' equity—GAAP	$327,926	$318,909	$268,262	$236,921	$231,420
Adjustments:
Noncontrolling interest in subsidiaries	(40)	(49)	(121)	(184)	(204)
Goodwill	(46,594)	(46,519)	(46,519)	(46,519)	(46,997)
Other intangibles	(7,718)	(5,656)	(6,184)	(6,740)	(7,324)
Average tangible common equity	$273,574	$266,685	$215,438	$183,478	$176,895
ROATCE	16.84%	12.01%	12.67%	11.22%	17.26%

CONTACTS:
Jeffrey G. Ludwig, Exec. V.P., at jludwig@midlandsb.com or (217) 342-7321
Kevin L. Thompson, Chief Financial Officer, at kthompson@midlandsb.com or (217) 342-7321
Douglas J. Tucker, Sr. V.P., Corporate Counsel, at dtucker@midlandsb.com or (217) 342-7321